United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2022

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On February 2, 2022, Limoneira Company (the “Company”) terminated its Avocado Marketing Agreement, dated February 8, 2003, and the associated Letter Agreement Regarding Fruit Commitment, dated June 1, 2005 (collectively, the “Agreements”), with Calavo Growers, Inc. (“Calavo”), a packing and marketing company. The Company is terminating the Agreements to pursue opportunities with other packing and marketing companies. The Company will not be subject to any early termination penalties.

Historically, the Company provided a majority of its avocado production to Calavo. Calavo would then pack, sell, and distribute the avocados under Calavo’s own brands to its customers primarily in the United States and Canada. Under the Agreements, Calavo paid the Company quarterly for the Company’s avocados marketed through Calavo. Calavo also paid the Company a “haul credit.”

Until March 2020, the Company owned shares of Calavo common stock and received dividend income on this investment. In addition, Calavo owns common stock of the Company and the Company pays dividends on such common stock to Calavo. The Company also leases office space to Calavo. These relationships between the Company and Calavo will continue following termination of the Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2022	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer, Treasurer and Corporate Secretary